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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus
constituting part of this Registration Statement on Form S-3 (No. 333-      ) of
our report dated February 26, 1998, appearing in Mack-Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our reports dated April 2, 1998 and April 16, 1998, which appear on pages 45 and 39, respectively, of the Current Report on Form 8-K dated June 12, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                            PricewaterhouseCoopers LLP

New York, New York

January 21, 1999